UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LOTO INC.
(Exact name of registrant as specified in its charter)

Nevada	27-0156048
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

Suite 460, 20 Toronto Street
Toronto, Ontario, Canada M5C 2B8
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:
Name of each exchange of which each class is to be registered:

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates:   333-159858

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001
(Title of Class)

Item 1.     Description of Registrant's Securities to be Registered

The description of the Registrant’s common stock is set forth under “Description of Securities to be Registered” contained in the prospectus included in the Company’s Registration Statement on Form S-1/A (File No. 333-159858) as filed with the Securities and Exchange Commission on August 5, 2009 (the “Registration Statement”), and is hereby incorporated by reference in response to this Item.

Item 2.     Exhibits

Exhibit 3.1
Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 10, 2009.

Exhibit 3.2	Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 10, 2009.

Exhibit 3.3
Amendment to the Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 10, 2009.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  August 19, 2009
LOTO INC. (Registrant)

By:	/s/ Stephen F. Knight
Stephen F. Knight
President, Chief Executive Officer and Chief Financial Officer